EXHIBIT 99.1

RPX Announces First Quarter 2018 Financial Results

SAN FRANCISCO – May 1, 2018 – RPX Corporation (NASDAQ: RPXC), the leading provider of patent risk and discovery management solutions, today announced its financial results for the first quarter ended March 31, 2018.

Highlights

•	Cash provided by operating activities in the first quarter ended March 31, 2018 was $33.2 million.

•	The Company generated $15.1 million of free cash flow in the quarter.

•	Total revenue for the quarter was $67.1 million compared to $75.4 million in the prior year period.

•	Subscription revenue from patent risk management services—including insurance—was $40.5 million compared to $47.0 million in the prior year period.

•	Discovery services revenue was $20.4 million compared to $18.0 million in the prior year period.

•	This quarter’s results and prior periods are presented under the new revenue recognition standard, ASC 606.

Management noted that the quarter’s discovery services revenue included the positive impact from a few large European review projects ramping down slower than anticipated.

Summary Results

Revenue for the first quarter of 2018 and 2017 was $67.1 million and $75.4 million, respectively.

GAAP net income for the first quarter was $0.1 million or $0.00 per diluted share, compared to $5.7 million or $0.11 per diluted share in the first quarter of 2017.

Non-GAAP net income for the first quarter, which excludes stock-based compensation, the amortization of acquired intangibles and their related tax effects, was $4.9 million or $0.10 per diluted share, compared to $9.2 million or $0.19 per diluted share in the first quarter of 2017.

The Company generated free cash flow of $15.1 million of free cash flow in the first quarter ended March 31, 2018, which it defines as cash flow from operating activities less capital expenditures such as property and equipment and patent assets. Non-GAAP adjusted EBITDA was $37.1 million for the first quarter of 2018, less net patent spend of $17.3 million, resulting in non-GAAP adjusted EBITDA less net patent spend, of $19.8 million for the first quarter of 2018.

As of March 31, 2018, RPX’s patent segment had approximately 320 clients, consisting of patent risk management network members and insurance clients.

Net patent acquisition spend during the quarter totaled $17.3 million, and included 12 patent transactions.

As of March 31, 2018, RPX had cash, cash equivalents and short-term investments of $168.2 million.

New Accounting Standard

RPX adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”) as of January 1, 2018 using the full retrospective method. The prior periods presented here have been adjusted to reflect the adoption of ASC 606.

Transaction Announcement

Separately, RPX today announced it has entered into a definitive agreement to be acquired by HGGC, a leading middle market private equity firm, in an all-cash transaction valued at approximately $555 million. Due to the strategic review process, the Company did not repurchase shares during the first quarter. Further, as part of the announced agreement, the Company will suspend its dividend.

Due to the announced transaction, RPX will not be hosting the conference call and webcast previously scheduled for Tuesday, May 8, 2018 to discuss its first quarter 2018 financial results and will not be updating previously disclosed guidance.

About RPX

RPX Corporation (NASDAQ: RPXC) is the leading provider of patent risk and discovery management solutions. Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company’s pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents and patent rights, RPX helps to mitigate and manage patent risk for its growing client network.

As of March 31, 2018, RPX had invested over $2.4 billion to acquire more than 26,000 US and international patent assets and rights on behalf approximately 320 clients in eight key sectors: automotive, consumer electronics and PCs, E-commerce and software, financial services, media content and distribution, mobile communications and devices, networking, and semiconductors.

RPX subsidiary Inventus is a leading international discovery management provider focused on reducing the costs and risks associated with the discovery process through the effective use of technology solutions. Inventus has been providing litigation support services to corporate legal departments, law firms and government agencies since 1991.

Use of Non-GAAP Financial Information

This news release dated May 1, 2018 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP selling, general and administrative expenses, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP net income per share, non-GAAP adjusted EBITDA less net patent spend, and free cash flow.

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from some or all of its non-GAAP operating results (1) stock-based compensation expenses (inclusive of related employer payroll taxes), (2) the amortization of acquired intangible assets (other than patents), and (3) the related tax effects of these exclusions.

Management uses these non-GAAP measures to evaluate the Company’s financial results and trends, allocate internal resources, prepare and approve our annual budget, develop short- and long-term operating plans, assess the health of our business and determine company-wide incentive compensation. Management believes these non-GAAP measures may prove useful to investors who wish to consider the impact of certain items when comparing the Company’s financial performance with that of other companies. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are adjusted to calculate our non-GAAP financial measures. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

The presentation of additional information should not be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business.

Notice to Investors and Security Holders

The tender offer for the outstanding common stock of RPX Corporation (“RPX”) related to the acquisition of RPX referred to in this communication has not yet commenced. This communication is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy the shares of RPX’s common stock will be made pursuant to an offer to purchase and related materials that Riptide Parent, LLC (“Parent”) and Riptide Purchaser, Inc. (“Purchaser”) intend to file with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter RPX will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. RPX, Purchaser and Parent will file other relevant materials in connection with the proposed acquisition of RPX by Purchaser pursuant to the terms of the merger agreement. RPX, Purchaser and Parent intend to mail these documents to the stockholders of RPX. All of the tender offer materials (and all other materials filed by RPX with the SEC) will also be available free of charge from the SEC through its website at www.sec.gov. INVESTORS AND STOCKHOLDERS OF RPX ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF RPX, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE TENDER OFFER OR WHETHER TO TENDER THEIR SHARES OF RPX COMMON STOCK PURSUANT TO THE OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION (INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER) AND THE PARTIES THERETO.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of RPX by Purchaser. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These statements reflect RPX’s current views concerning future events, including the planned completion of the tender offer and the anticipated merger, and are based on a number of assumptions that could ultimately prove inaccurate. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to RPX’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of RPX. Among others, the following factors could cause actual results to differ materially from those set forth in the forward-looking statements: (i) uncertainties as to the timing of the tender offer and the anticipated merger; (ii) uncertainties as to how many RPX stockholders will tender their shares of RPX common stock in the anticipated merger; (iii) the possibility that competing offers will be made; (iv) the possibility that various closing conditions for the transaction may not be satisfied or waived; (v) the risk that the merger agreement may be terminated in circumstances requiring RPX to pay a termination fee; (vi) risks related to obtaining the requisite consents to the tender offer and the anticipated merger, including, without limitation, the risk that a regulatory approval that may be required for the proposed transaction, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) and the German Act of Restraints of Competition 1957, as amended (GWB), is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (vii) the possibility that the transaction may not be timely completed, if at all; (viii) the risk that, prior to the completion of the transaction, if at all, RPX’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; (ix) the risk that stockholder litigation in connection with the tender offer or the anticipated merger may result in significant costs of defense, indemnification and liability; and (x) the risks and uncertainties pertaining to RPX’s business, including those detailed under “Risk Factors” and elsewhere in RPX’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Purchaser and the Solicitation/Recommendation Statement to be filed by RPX in connection with the tender offer. Other factors that could cause actual results to differ materially include those set forth in RPX’s SEC reports, including, without limitation, the risks described in RPX’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017, which is on file with the SEC. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and RPX undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

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Contacts:

Investor Relations	Media Relations
JoAnn Horne	Jen Costa
Market Street Partners	RPX Corporation
+1 415-445-3233	+1 415-852-3180
ir@rpxcorp.com	media@rpxcorp.com

RPX Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$67,121	$75,415
Cost of revenue	42,230	44,130
Selling, general and administrative expenses	24,252	21,728

Operating income	639	9,557

Interest and other income (expense), net:
Interest income	327	165
Interest expense	(11)	(908)
Other income (expense), net	546	210

Total interest and other income (expense), net	862	(533)

Income before provision for income taxes	1,501	9,024
Provision for income taxes	1,421	3,369

Net income	$80	$5,655

Net income per share:
Basic	$—	$0.12

Diluted	$—	$0.11

Weighted-average shares used in computing net income per share:
Basic	49,755	48,676

Diluted	50,267	49,305

Dividends declared per common share	$0.05	$—

RPX Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$159,220	$138,710
Short-term investments	9,027	18,455
Restricted cash	192	249
Accounts receivable, net	77,485	63,860
Prepaid expenses and other current assets	26,228	34,398

Total current assets	272,152	255,672
Patent assets, net	119,619	131,888
Property and equipment, net	5,025	5,090
Intangible assets, net	47,716	49,087
Goodwill	72,511	70,756
Restricted cash, less current portion	968	968
Deferred tax assets	27,257	27,939
Other assets	18,985	20,233

Total assets	$564,233	$561,633

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,610	$2,225
Accrued liabilities	11,011	15,736
Deferred revenue	89,246	85,790
Other current liabilities	2,115	1,485

Total current liabilities	105,982	105,236
Deferred revenue, less current portion	349	484
Deferred tax liabilities	3,697	3,657
Other liabilities	11,012	11,104

Total liabilities	121,040	120,481

Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	378,748	376,793
Retained earnings	68,390	70,808
Accumulated other comprehensive loss	(3,950)	(6,454)

Total stockholders’ equity	443,193	441,152

Total liabilities and stockholders’ equity	$564,233	$561,633

RPX Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Operating activities
Net income	$80	$5,655
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,593	35,731
Stock-based compensation	3,690	2,734
Amortization of premium on investments	68	471
Deferred income taxes	580	1,911
Unrealized foreign currency gain	(751)	(169)
Other	81	55
Changes in assets and liabilities, net of business acquired:
Accounts receivable	(13,126)	32,303
Prepaid expenses and other assets	9,543	(8,000)
Accounts payable	1,348	(819)
Accrued and other liabilities	(4,259)	(5,624)
Deferred revenue	3,320	6,996

Net cash provided by operating activities	33,167	71,244

Investing activities
Purchases of investments	(3,250)	(3,875)
Maturities of investments	12,515	25,875
Purchases of property and equipment	(731)	(362)
Acquisitions of patent assets	(17,321)	(27,421)

Net cash used in investing activities	(8,787)	(5,783)

Financing activities
Repayment of principal on term debt	—	(1,250)
Proceeds from exercise of stock options	142	422
Taxes paid related to net-share settlements of restricted stock units	(1,895)	(1,708)
Payments of capital leases	(38)	(104)
Payments of dividends to stockholders	(2,498)	—
Repurchase of common stock	—	(4,491)

Net cash used in financing activities	(4,289)	(7,131)

Foreign-currency effect on cash, cash equivalents, and restricted cash	362	35
Net increase in cash, cash equivalents, and restricted cash	20,453	58,365
Cash, cash equivalents, and restricted cash at beginning of period	139,927	101,576

Cash, cash equivalents, and restricted cash at end of period	$160,380	$159,941

RPX Corporation

Reconciliation of GAAP to Non-GAAP Net Income Per Share

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Net income	$80	$5,655
Stock-based compensation[1]	3,868	2,875
Amortization of acquired intangible assets[2]	2,172	2,348
Tax effects of non-GAAP exclusions[3]	(1,226)	(1,639)

Non-GAAP net income	$4,894	$9,239

Non-GAAP net income per share:
Basic	$0.10	$0.19

Diluted	$0.10	$0.19

Weighted-average shares used in computing non-GAAP net income per share:
Basic	49,755	48,676

Diluted	50,267	49,305

RPX Corporation

Reconciliation of GAAP to Non-GAAP Cost of Revenue

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Cost of revenue	$42,230	$44,130
Stock-based compensation[1]	(81)	(95)
Amortization of acquired intangible assets[2]	(523)	(525)

Non-GAAP cost of revenue	$41,626	$43,510

RPX Corporation

Reconciliation of GAAP to Non-GAAP Selling, General and Administrative Expenses

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Selling, general and administrative expenses	$24,252	$21,728
Stock-based compensation[1]	(3,787)	(2,780)
Amortization of acquired intangible assets[2]	(1,649)	(1,823)

Non-GAAP selling, general and administrative expenses	$18,816	$17,125

RPX Corporation

Reconciliation of GAAP to Non-GAAP Provision for Income Taxes

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Provision for income taxes	$1,421	$3,369
Tax effects of non-GAAP exclusions[4]	1,226	1,639

Non-GAAP provision for income taxes	$2,647	$5,008

RPX Corporation

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA Less Net Patent Spend

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Net income	$80	$5,655
Provision for income taxes	1,421	3,369
Interest and other (income) expense, net	(862)	533
Stock-based compensation[1]	3,868	2,875
Depreciation and amortization	32,593	35,731

Non-GAAP adjusted EBITDA[4]	37,100	48,163
Net patent spend	(17,321)	(27,172)

Non-GAAP adjusted EBITDA less net patent spend	$19,779	$20,991

RPX Corporation

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities	$33,167	$71,244
Purchases of property and equipment	(731)	(362)
Acquisitions of patent assets	(17,321)	(27,421)

Free cash flow[6]	$15,115	$43,461

RPX Corporation

Additional Metrics

(in thousands)

(unaudited)

	Three Months Ended March 31,
Operating Metrics	2018	2017
Gross patent spend	$19,464	$62,795
Net patent spend	17,321	27,172

	As of and for the Three Months Ended March 31,
Financial Metrics	2018	2017
Subscription revenue[5]	$40,540	$47,046
Fee-related revenue	6,202	10,343
Discovery revenue	20,379	18,026

Total revenue	$67,121	$75,415

Cash, cash equivalents and short-term investments	$168,247	$226,606
Deferred revenue, current and non-current	$89,595	$105,847

[1]	RPX excludes stock-based compensation and related employer payroll taxes from its non-GAAP financial measures.
[2]	RPX excludes amortization expense related to intangible assets (other than patents) acquired in conjunction with the acquisition of businesses from its non-GAAP financial measures.
[3]	Amount reflects income taxes associated with the above noted non-GAAP exclusions.
[4]	RPX calculates non-GAAP adjusted EBITDA as GAAP earnings before other income or expenses, net, provision for income taxes, depreciation, amortization, and stock-based compensation expenses (inclusive of related employer payroll taxes).
[5]	Subscription revenue is comprised of revenue generated from membership subscription services, premiums earned, net of ceding commissions from insurance policies and management fees related to its insurance business.
[6]	Free cash flow is a non-GAAP financial measure which the Company defines as cash flow from operating activities less capital expenditures such as property and equipment and patent assets.